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                                                                    EXHIBIT 4.1

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                                                                 EXECUTION COPY




                            TECUMSEH PRODUCTS COMPANY




                                 AMENDMENT NO. 3
                           TO NOTE PURCHASE AGREEMENT




                          DATED AS OF NOVEMBER 4, 2005




     $300,000,000 ADJUSTABLE RATE SENIOR GUARANTEED NOTES DUE MARCH 5, 2011




===============================================================================


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                            TECUMSEH PRODUCTS COMPANY

     $300,000,000 ADJUSTABLE RATE SENIOR GUARANTEED NOTES DUE MARCH 5, 2011


                                                         As of November 4, 2005

TO EACH OF THE CURRENT NOTEHOLDERS
NAMED IN ANNEX 1 HERETO:

Ladies and Gentlemen:

         TECUMSEH PRODUCTS COMPANY, a Michigan corporation (together with any successors and assigns, the "COMPANY"), hereby agrees with each of you as follows:

1.       PRIOR ISSUANCE OF NOTES, ETC.

         The Company is a party to a certain Note Purchase Agreement dated as of March 5, 2003 with the purchasers named in Schedule A thereto, as amended by that certain Amendment and Waiver No. 1 to Note Purchase Agreement (the "FIRST AMENDMENT AGREEMENT") dated as of June 30, 2005, and that certain Amendment No. 2 to Note Purchase Agreement (the "SECOND AMENDMENT AGREEMENT") dated as of August 5, 2005 (as amended by the First Amendment Agreement and the Second Amendment Agreement, the "EXISTING NOTE PURCHASE AGREEMENT" and, as amended pursuant to this Agreement and as may be further amended, restated or otherwise modified from time to time, the "NOTE PURCHASE AGREEMENT") pursuant to which the Company issued and sold three hundred million dollars ($300,000,000) in aggregate principal amount of its 4.66% Senior Guaranteed Notes due March 5, 2011, which Notes were amended pursuant to the Second Amendment Agreement to be the Company's Adjustable Rate Senior Guaranteed Notes due March 5, 2011 (as amended, restated, modified or replaced from time to time, together with any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement, the "NOTES"). The Company represents and warrants to each of you that the register kept by the Company for the registration and transfer of the Notes indicates that each of the Persons named in Annex 1 hereto (collectively, the "CURRENT NOTEHOLDERS") is currently a holder of the aggregate principal amount of the Notes indicated in such Annex.

2.       REQUEST FOR CONSENT TO AMENDMENTS.

         The Company requests that each of the Current Noteholders agree to the amendment of certain provisions of the Existing Note Purchase Agreement as provided for by Section 4 of this Agreement (the "AMENDMENTS").

3.       WARRANTIES AND REPRESENTATIONS.

         To induce the Current Noteholders to enter into this Agreement and to agree to the Amendments, the Company warrants and represents to you, as of the Effective Date, as follows (it being agreed, however, that nothing in this Section 3 shall affect any of the warranties and representations previously made by the Company in or pursuant to the Existing Note Purchase


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Agreement, and that all of such other warranties and representations, as well as the warranties and representations in this Section 3, shall survive the effectiveness of the Amendments).

         3.1.     NO MATERIAL ADVERSE CHANGE.

         Since the date of the financial statements of the Company filed with the Securities and Exchange Commission with the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2005 (the "Second Quarter 2005 Financial Statements"), there has been no change in the business operations, profits, financial condition, properties or business prospects of the Company except for an approximate $25 million reduction in profits and assets resulting from the establishment by the Company, during the fiscal quarter ended September 30, 2005, of a valuation allowance against deferred tax assets, as contemplated in footnote 11 to the Second Quarter 2005 Financial Statements, and except for changes that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         3.2.     FULL DISCLOSURE.

         Neither the financial statements and other certificates previously provided to the Current Noteholders pursuant to the provisions of the Existing Note Purchase Agreement nor the statements made in this Agreement nor the materials and information furnished by or on behalf of the Company to the Current Noteholders in connection with the proposal and negotiation of the Amendments, taken as a whole, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein and herein, taken as a whole, not misleading. There is no fact relating to any event or circumstance that has occurred or arisen since August 5, 2005 that the Company has not disclosed to the Current Noteholders in writing that has had or, so far as the Company can now reasonably foresee, could reasonably be expected to have, a Material Adverse Effect. All pro forma financial information, financial or other projections and forward-looking statements delivered to the Current Noteholders have been prepared in good faith by the Company based on reasonable assumptions.

         3.3.     SOLVENCY.

         The fair value of the business and assets of each of the Company and each Subsidiary Guarantor exceeds the amount that will be required to pay its respective liabilities (including, without limitation, contingent, subordinated, unmatured and unliquidated liabilities on existing debts, as such liabilities may become absolute and matured). Neither the Company nor the Subsidiary Guarantors is engaged in any business or transaction, or about to engage in any business or transaction, for which such Person has unreasonably small assets or capital (within the meaning of the Uniform Fraudulent Transfer Act, the Uniform Fraudulent Conveyance Act and Section 548 of the Federal Bankruptcy Code), and neither the Company nor the Subsidiary Guarantors has any intent to

                  (a) hinder, delay or defraud any entity to which any of them is, or will become, on or after the Effective Date, indebted, or

                  (b) incur debts that would be beyond any of their ability to pay as they mature.


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         3.4.     NO DEFAULTS.

         No event has occurred and no condition exists that, upon the execution and delivery of this Agreement and the effectiveness of the Amendments, would constitute a Default or an Event of Default.

         3.5.     NO BANKRUPTCY FILING.

         Neither the Company nor any Subsidiary (a) is contemplating either an Insolvency Proceeding with respect to it or the liquidation of all or a major portion of its assets or property following the Effective Date and (b) has any knowledge of any Person contemplating an Insolvency Proceeding against it. As used herein, the term "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the United States Federal Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

         3.6.     TITLE TO PROPERTIES.

         The Company and its Subsidiaries have good and sufficient title to or the legal right to use their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet of the Company delivered pursuant to the provisions of Section 7.1 of the Existing Note Purchase Agreement (except as sold or otherwise disposed of in the ordinary course of business) or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens not permitted by the Note Purchase Agreement.

         3.7.     TRANSACTION IS LEGAL AND AUTHORIZED; OBLIGATIONS ARE
                  ENFORCEABLE.

                  (a) The execution and delivery of this Agreement by the Company and compliance by the Company with all of its respective obligations hereunder:

                           (i)      is within the corporate powers of the
                                    Company;

                           (ii) is legal and does not conflict with, result in any breach in any of the provisions of, constitute a default under, or result in the creation of any Lien upon any Property of the Company or any Subsidiary under the provisions of, any agreement, charter instrument, bylaw or other instrument to which it is a party or by which it or any of its Property may be bound; and

                           (iii) does not give rise to a right or option of any other Person under any agreement or other instrument, which right or option could reasonably be expected to have a Material Adverse Effect.

                  (b) This Agreement has been duly authorized by all necessary action on the part of the Company and has been executed and delivered by one or more duly authorized officers of the Company, and each constitutes a legal, valid and binding obligation of the

         Company, enforceable in accordance with its terms, except that such enforceability may be:

                           (i)      limited by applicable bankruptcy,
                  reorganization, arrangement, insolvency, moratorium or other similar laws affecting the enforceability of creditors' rights generally; and

                           (ii) subject to the availability of equitable remedies.

         3.8.     CERTAIN LAWS.

         The execution and delivery of this Agreement by the Company and the consummation of the transaction contemplated hereby:

                  (a) is not subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Transportation Acts, as amended, or the Federal Power Act, as amended, and

                  (b) does not violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

         3.9.     LITIGATION; OBSERVANCE OF AGREEMENTS.

                  (a) Other than the matters disclosed in the consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended December 31, 2004 and the fiscal quarters ended March 31, 2005 and June 30, 2005 (and the footnotes thereto), there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (b) Other than the matters disclosed in the consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended December 31, 2004 and the quarters ended March 31, 2005 and June 30, 2005 (and the footnotes thereto), neither the Company nor any Subsidiary is in default under any term of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         3.10.    CHARTER INSTRUMENTS; OTHER AGREEMENTS.

         Neither the Company nor any Subsidiary is in violation in any respect of any term of any charter instrument or bylaw. Upon the execution and delivery hereof and the effectiveness of the Amendments as provided herein, neither the Company nor any Subsidiary is in violation or default in any material respect of any term in any agreement or other instrument to which it is a party or by which it or any of its material property may be bound or affected. The execution, delivery and performance by the Company of this Agreement will not conflict with or result in the breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or violate any provision of any statute or other rule or regulation of any Government Authority applicable to the Company or any Subsidiary. The Company represents that the Specified IRB Documents will be amended to conform certain terms thereof to the terms of the Credit Agreement, but no other material amendments to the Specified IRB Documents will be made.

         3.11.    TAXES.

         The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate.

         3.12.    GOVERNMENTAL CONSENT.

         Neither the Company or any Subsidiary thereof, nor the nature of any of its or their respective businesses or properties, is such so as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Company as a condition to the execution and delivery of this Agreement.

         3.13.    FEES.

         Neither the Company nor any Subsidiary thereof has paid (or promised to pay) any amendment fee or any other direct or indirect compensation to any lender, the arranger or the agent party to the Credit Agreement or to any other creditor of the Company or any Subsidiary (other than the Current Noteholders) in connection with the transactions contemplated hereby other than a fee of 0.5% on the outstanding balance as of March 31, 2006, if any, under the Credit Agreement, and a fee of 0.5% on the outstanding balance as of June 30, 2006, if any, under the Credit Agreement.

         3.14.    INDEBTEDNESS; LIENS.

         Schedule 3.14 to this Agreement correctly describes all Indebtedness of the Company and its Subsidiaries as of September 30, 2005. Schedule 3.14 to this Agreement correctly describes all outstanding Liens securing Indebtedness in an amount greater than $1,000,000 and all other material Liens on property of the Company or its Subsidiaries as of the date hereof. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary listed on Schedule 3.14 hereto and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary listed on such schedule that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment, other than any such conditions under the Credit Agreement giving rise to the amendment thereof to be entered into contemporaneously herewith.

4.       AMENDMENTS.

         4.1.     NOTE PURCHASE AGREEMENT AMENDMENTS.

         Subject to the satisfaction of the conditions set forth in Section 5, the Existing Note Purchase Agreement is hereby and shall be amended in the manner specified in Exhibit A to this Agreement (the "AMENDMENTS").

         4.2.     NO OTHER AMENDMENTS; CONFIRMATION.

         Except as expressly provided herein, (a) no terms or provisions of any agreement are modified or changed by this Agreement, (b) the terms of this Agreement shall not operate as a waiver by any Current Noteholder of, or otherwise prejudice any Current Noteholder's rights, remedies or powers under, the Existing Note Purchase Agreement, the Notes or any other Financing Document or under any applicable law, and (c) the terms and provisions of the Existing Note Purchase Agreement, the Notes and each other Financing Document shall continue in full force and effect.

5.       CONDITIONS TO EFFECTIVENESS; POST-CLOSING OBLIGATIONS.

         (a) Conditions to Effectiveness. This Agreement shall become effective on November 4, 2005 (the "EFFECTIVE DATE") provided that the Company and the Required Holders shall have indicated their written consent hereto by executing and delivering the applicable counterparts of this Agreement in accordance with Section 17.1 of the Existing Note Purchase Agreement. It is understood that any Current Noteholder may withhold its consent for any reason or for no reason, and that, without limitation of the foregoing, any Current Noteholder hereby makes the granting of its consent contingent upon satisfaction of each of the following conditions:

                  (i) the Company shall have entered into and delivered to each of the Current Noteholders a true and correct copy of an amendment to the Credit Agreement entered into on the date hereof, providing for corresponding amendments (as applicable) to the Amendments provided for herein, together with all agreements and documents executed in connection therewith, in form and substance satisfactory to the Current Noteholders;

                  (ii) the Company shall have pledged to the Collateral Agent for the benefit of the holders of Notes and the lenders party to the Credit Agreement 65% of each class of the issued and outstanding capital stock of each Material Foreign Subsidiary (as defined in the Second Amendment Agreement) pursuant to agreements duly executed and delivered by it to the Collateral Agent or its counsel, together with such other documents as are required under local law to create a valid, enforceable and perfected lien on such stock (except that, with respect to the Company's Indian Subsidiary, delivery of faxed copies of such documents shall have been provided, with a commitment to deliver the originals thereof on the next business day) in form and substance satisfactory to the Collateral Agent and the Current Noteholders;

                  (iii) the Company shall have delivered a certificate of one of its Senior Financial Officers (A) attaching projections of Consolidated EBITDA and Consolidated Capital Expenditures for each fiscal quarter of the Company during the Specified Compliance Period,
         (B) acknowledging that such projections are the "Covenant Compliance Projections" referred to in the Note Purchase Agreement and (C) certifying that such projections contained therein have been prepared by the Company on the basis of assumptions which the Company reasonably believes are reasonable in light of the historical performance of the Company and its Subsidiaries and reasonably foreseeable business conditions, in form and substance (including the Covenant Compliance Projections) satisfactory to the Current Noteholders;

                  (iv) the Company shall have delivered legal opinions of Miller, Canfield, Paddock and Stone, PLC and of Daryl McDonald, general counsel to the Company, with respect to such matters as the Current Noteholders may reasonably request and otherwise in form and substance satisfactory to them; and

                  (v) the Company shall have entered into and delivered to each of the Current Noteholders a true and correct copy of the following, each in form and substance satisfactory to the Current
         Noteholders:

                           (A) a revised engagement agreement with Bingham McCutchen LLP ("BINGHAM"), special counsel to the Current Noteholders; and

                           (B) a revised engagement agreement with Conway, Del Genio, Gries & Co. LLC ("CDG"), financial advisor to the Current Noteholders, providing for the engagement of CDG as of October 26, 2005.

         (b)      Post Closing Obligations.

         On or before November 7, 2005, the Company shall have:

                  (i) in accordance with the terms of the revised engagement agreement between Bingham and the Company referred to in
         Section 5(a)(v)(A) above, paid the fee reserve described therein, and all unpaid fees and other amounts and disbursements of Bingham for which invoices were presented to the Company on or before November 4, 2005; and

                  (ii) in accordance with the terms of the revised engagement agreement between CDG and the Company referred to above in
         Section 5(a)(v)(B), paid the retainer and initial monthly fee described therein, and paid all unpaid fees and other amounts due to CDG and shall have reimbursed CDG for all of its reasonable out-of-pocket expenses in connection with the transactions contemplated hereby for which invoices were presented to the Company on or before November 4, 2005.

         Any amendment entered into in connection with the transaction contemplated hereby shall be in form and substance satisfactory to the Required Holders, provided that execution and delivery of this Agreement by the Required Holders shall be deemed to be an affirmation that such amendment is so satisfactory.

6.       DEFINED TERMS.

         Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Note Purchase Agreement.

7.       EXPENSES; FEE.

         (a) Whether or not any of the Amendments becomes effective, the Company will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating to this Agreement, including, but not limited to, (i) the reasonable cost of reproducing this Agreement and the other documents delivered in connection herewith, (ii) the reasonable fees and other amounts and disbursements of Bingham, incurred in connection with the preparation, negotiation and delivery of this Agreement and the documents contemplated hereby, to the extent not paid pursuant to Section 5(f) above and (iii) the fees and other amounts and disbursements of CDG. This
Section 7 shall not be construed to limit the Company's obligations under
Section 15.1 of the Note Purchase Agreement.

         (b) In consideration of the Amendments provided herein, the Company shall pay to each holder of Notes a fee, on March 31, 2006, equal to 1% of the aggregate outstanding principal amount of Notes held by such holder on such date, in each case payable by wire transfer of immediately available funds to the account and in accordance with the instructions for payments in respect of the Notes held by such holder set forth in Schedule A to the Note Purchase Agreement, or in accordance with such other instructions provided by such holder to the Company in writing.

8.       MISCELLANEOUS.

         8.1.     ACKNOWLEDGEMENT OF INTEREST RATE.

         The Company hereby acknowledges and agrees that, prior to giving effect to this Agreement, it was not in compliance with Section 10.14 of the Note Purchase Agreement and therefore has not met the Applicable Rate Reduction Criteria, and that, as a result of such non-compliance, the Applicable Interest Rate under the Note Purchase Agreement is and shall remain 6.60% per annum. Notwithstanding the foregoing, the Current Noteholders acknowledge and affirm that for purposes of determining the "Remaining Scheduled Payments" (as defined in Section 8.7 of the Note Purchase Agreement) with respect to any Note in determining the Make-Whole Amount with respect thereto, such determination shall be made assuming the Applicable Interest Rate were 4.66% per annum, as agreed in the Second Amendment Agreement.

         8.2.     WAIVERS.

         (a) Conditional Waiver. The Current Noteholders hereby agree that if an Event of Default exists and a lender or lenders, or group of lenders, contemplating making a loan or loans to the Company requires as the sole remaining condition to funding such loan or loans that the Current Noteholders waive such Event of Default, then the Current Noteholders will, without compensation, provide such a waiver, but only if the Notes are paid in full (including accrued interest and any applicable Make-Whole Amount) from the proceeds of such loan or loans contemporaneously with the giving of such waiver.

         (b) Credit Agreement Leverage Ratio. The Current Noteholders hereby agree that the leverage ratio (the "EXISTING BANK LEVERAGE RATIO") set forth in Section 6.19.2 of the Credit Agreement prior to giving effect to the Second Amendment to Credit Agreement, dated as of the date hereof, between the Company and the lenders party to the Credit Agreement (the "SECOND CREDIT AGREEMENT AMENDMENT"), which was deemed to be incorporated into the Note Purchase Agreement pursuant to Section 10.15 thereof (the "MOST FAVORED LENDER COVENANT") shall be deemed to be removed from the Note Purchase Agreement. For the avoidance of doubt, the deemed removal of the Existing Bank Leverage Ratio from the Note Purchase Agreement shall in no way limit the operation of the Most Favored Lender Covenant to any other provision of any More Favorable Lending Agreement, including without limitation, the leverage ratio (the "NEW BANK LEVERAGE RATIO") set forth in Section 6.19.2 of the Credit Agreement, after giving effect to the Second Credit Agreement Amendment, which ratio shall be deemed to be incorporated into the Note Purchase Agreement under the Most Favored Lender Covenant.

         8.3.     FURTHER ASSURANCES.

         Without in any way limiting the obligations of the Company and its Subsidiaries under the Security Agreement, the Company and its Subsidiaries shall take all further commercially reasonable action requested by the Collateral Agent or the Current Noteholders to create valid, enforceable and perfected liens in favor of the Collateral Agent on 65% of each class of the issued and outstanding capital stock of each Material Foreign Subsidiary.

         8.4.     PART OF NOTE PURCHASE AGREEMENT, FUTURE REFERENCES, ETC.

         This Agreement shall be construed in connection with and as a part of the Existing Note Purchase Agreement and, except as expressly amended by this Agreement, all terms, conditions and covenants contained in the Existing Note Purchase Agreement, the Notes and the other Financing Documents are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Agreement may refer to the Note Purchase Agreement without making specific reference to this Agreement, but nevertheless all such references shall include this Agreement unless the context otherwise requires.

         8.5.     GOVERNING LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF MICHIGAN, UNITED STATES OF AMERICA, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

         8.6.     DUPLICATE ORIGINALS, EXECUTION IN COUNTERPART.

         Two (2) or more duplicate originals hereof may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and shall become effective at the time provided in Section 5 hereof, and each set of counterparts that, collectively, show execution by the Company and each consenting Current Noteholder shall constitute one duplicate original.

         8.7.     BINDING EFFECT.

         This Agreement shall be binding upon and shall inure to the benefit of the Company and the Current Noteholders and their respective successors and assigns.

   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; NEXT PAGE IS SIGNATURE PAGE.]

         If this Agreement is satisfactory to you, please so indicate by signing the applicable acceptance on a counterpart hereof and returning such counterpart to the Company, whereupon this Agreement shall become binding among the Company and you in accordance with its terms.

                                         Very truly yours,

                                         TECUMSEH PRODUCTS COMPANY



                                         By:    /s/ James S. Nicholson
                                         Name:  James S. Nicholson
                                         Title: Vice President, Treasurer & CFO

Accepted:

NEW YORK LIFE INSURANCE COMPANY



By:    /s/ Lisa A. Scuderi
Name:  Lisa A. Scuderi
Title: Investment Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
BY:      NEW YORK LIFE INVESTMENT MANAGEMENT LLC, ITS INVESTMENT MANAGER



By:    /s/ Lisa A. Scuderi
Name:  Lisa A. Scuderi
Title: Investment Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
  INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT
BY:      NEW YORK LIFE INVESTMENT MANAGEMENT LLC, ITS INVESTMENT MANAGER



By:    /s/ Lisa A. Scuderi
Name:  Lisa A. Scuderi
Title: Investment Vice President


         [Signature Page to Amendment No. 3 to Note Purchase Agreement]

STATE FARM LIFE INSURANCE COMPANY



By:    /s/ Jeffrey Attwood
Name:  Jeffrey Attwood
Title: Investment Officer



By:    /s/ Larry Rottunda
Name:  Larry Rottunda
Title: Assistant Secretary

STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY



By:    /s/ Jeffrey Attwood
Name:  Jeffrey Attwood
Title: Investment Officer



By:    /s/ Larry Rottunda
Name:  Larry Rottunda
Title: Assistant Secretary

GENERAL ELECTRIC CAPITAL ASSURANCE COMPANY



By:    /s/ Morian C. Mooers
Name:  Morian C. Mooers
Title: Investment Officer

GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK



By:    /s/ Morian C. Mooers
Name:  Morian C. Mooers
Title: Investment Officer

EMPLOYERS REINSURANCE CORPORATION
BY:      GE ASSET MANAGEMENT INCORPORATED, ITS INVESTMENT MANAGER
BY:      GENWORTH FINANCIAL ASSET MANAGEMENT, LLC, ITS INVESTMENT ADVISOR



By:    /s/ Morian C. Mooers
Name:  Morian C. Mooers
Title: Investment Officer

FIRST COLONY LIFE INSURANCE COMPANY



By:    /s/ Morian C. Mooers
Name:  Morian C. Mooers
Title: Investment Officer

GE LIFE AND ANNUITY ASSURANCE COMPANY



By:    /s/ Morian C. Mooers
Name:  Morian C. Mooers
Title: Investment Officer

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY



By:    /s/ Tad Anderson
Name:  Tad Anderson
Title: Ass't. Vice President, Investments



By:    /s/ J.G. Lowery
Name:  J.G. Lowery
Title: Ass't. Vice President, Investments

LONDON LIFE AND CASUALTY (BARBADOS) CORPORATION
BY:      ORCHARD CAPITAL MANAGEMENT, LLC, AS INVESTMENT ADVISER



By:    /s/ Wayne Hoffmann
Name:  Wayne Hoffmann
Title: Senior Vice President, Investments



By:    /s/ Tad Anderson
Name:  Tad Anderson
Title: Ass't. Vice President, Investments

LONDON LIFE INSURANCE COMPANY



By:    /s/ W.J. Sharman
Name:  W.J. Sharman
Title: Authorized Signatory



By:    /s/ D.B. Bergen
Name:  D.B. Bergen
Title: Authorized Signatory

THE GREAT-WEST LIFE ASSURANCE COMPANY



By:    /s/ W.J. Sharman
Name:  W.J. Sharman
Title: Authorized Signatory



By:    /s/ D.B. Bergen
Name:  D.B. Bergen
Title: Authorized Signatory

PACIFIC LIFE INSURANCE COMPANY
(NOMINEE:  MAC & CO.)



By:    /s/ Cathy Schwartz
Name:  Cathy Schwartz
Title: Assistant Vice President



By:    /s/ David C. Patch
Name:  David C. Patch
Title: Assistant Secretary

JEFFERSON-PILOT LIFE INSURANCE COMPANY



By:
   ----------------------------------
Name:
Title:

JEFFERSON PILOT FINANCIAL INSURANCE COMPANY



By:
   ----------------------------------
Name:
Title:

JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY



By:
   ----------------------------------
Name:
Title:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
BY:      BABSON CAPITAL MANAGEMENT LLC, AS INVESTMENT ADVISER



By:    /s/ Elisabeth A. Perenick
Name:  Elisabeth A. Perenick
Title: Managing Director

C.M. LIFE INSURANCE COMPANY
BY:      BABSON CAPITAL MANAGEMENT LLC, AS INVESTMENT SUB-ADVISER



By:    /s/ Elisabeth A. Perenick
Name:  Elisabeth A. Perenick
Title: Managing Director

MASSMUTUAL ASIA LIMITED
BY:      BABSON CAPITAL MANAGEMENT LLC, AS INVESTMENT ADVISER



By:    /s/ Elisabeth A. Perenick
Name:  Elisabeth A. Perenick
Title: Managing Director

ALLSTATE LIFE INSURANCE COMPANY



By:    /s/ Robert B. Bodett
Name:  B. Bodett



By:    /s/ Jerry D. Zinkula
Name:  Jerry D. Zinkula

Authorized Signatories

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK



By:    /s/ Robert B. Bodett
Name:  B. Bodett



By:    /s/ Jerry D. Zinkula
Name:  Jerry D. Zinkula

Authorized Signatories

AMERICAN HERITAGE LIFE INSURANCE COMPANY



By:    /s/ Robert B. Bodett
Name:  B. Bodett



By:    /s/ Jerry D. Zinkula
Name:  Jerry D. Zinkula

Authorized Signatories

NATIONWIDE LIFE INSURANCE COMPANY
NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
NATIONWIDE MUTUAL INSURANCE COMPANY



By:    /s/ Mark W. Poeppelman
Name:  Mark W. Poeppelman
Title: Authorized Signatory

TRANSAMERICA LIFE INSURANCE COMPANY



By:    /s/ Bill Henricksen
Name:  Bill Henricksen
Title: Vice President

TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY



By:    /s/ Bill Henricksen
Name:  Bill Henricksen
Title: Vice President

HARTFORD LIFE INSURANCE COMPANY, AND
HARTFORD UNDERWRITERS INSURANCE COMPANY
BY:      HARTFORD INVESTMENT SERVICES, INC., AS AGENT AND ATTORNEY-IN-FACT



By:    /s/ Ronald A. Mendel
Name:  Ronald A. Mendel
Title: Managing Director

AMERICAN UNITED LIFE INSURANCE COMPANY



By:    /s/ Michael Bullock
Name:  Michael Bullock
Title: V.P. Private Placements

PIONEER MUTUAL LIFE INSURANCE COMPANY
BY:      AMERICAN UNITED LIFE INSURANCE COMPANY, ITS AGENT



By:    /s/ Michael Bullock
Name:  Michael Bullock
Title: V.P. Private Placements

THE STATE LIFE INSURANCE COMPANY
BY:      AMERICAN UNITED LIFE INSURANCE COMPANY, ITS AGENT



By:    /s/ Michael Bullock
Name:  Michael Bullock
Title: V.P. Private Placements

AMERITAS LIFE INSURANCE CORP.
BY:      AMERITAS INVESTMENT ADVISORS, INC., AS AGENT



By:    /s/ Andrew S. White
Name:  Andrew S. White
Title: Vice President, Fixed Income Securities

ACACIA NATIONAL LIFE INSURANCE COMPANY
BY:      AMERITAS INVESTMENT ADVISORS, INC., AS AGENT



By:    s/ Andrew S. White
Name:  Andrew S. White
Title: Vice President, Fixed Income Securities

AMERITAS VARIABLE LIFE INSURANCE COMPANY
BY:      AMERITAS INVESTMENT ADVISORS, INC., AS AGENT



By:    /s/ Andrew S. White
Name:  Andrew S. White
Title: Vice President, Fixed Income Securities

         The undersigned Guarantors hereby acknowledge and agree to the terms and provisions contained herein, agree to be bound by the terms of Section 4 hereof, and consent to the Company's execution hereof:

CONVERGENT TECHNOLOGIES INTERNATIONAL, INC.
DOUGLAS HOLDINGS, INC.
EVERGY, INC.
FASCO INDUSTRIES, INC.
LITTLE GIANT PUMP CO.
MANUFACTURING DATA SYSTEMS, INC.
MP PUMPS, INC.
TECUMSEH CANADA HOLDING COMPANY
TECUMSEH COMPRESSOR COMPANY
TECUMSEH INVESTMENTS INC.
TECUMSEH POWER COMPANY
TECUMSEH PUMP COMPANY
VON WEISE GEAR COMPANY
TECUMSEH DO BRAZIL USA, LLC



By:    /s/ James S. Nicholson
Name:  James S. Nicholson
Title: Vice President and Treasurer

EUROMOTOR, INC.



By:    /s/ James S. Nicholson
Name:  James S. Nicholson
Title: Vice President

HAYTON PROPERTY COMPANY, LLC
BY:      TECUMSEH PRODUCTS COMPANY, ITS SOLE MEMBER



By:    /s/ James S. Nicholson
Name:  James S. Nicholson
Title: Vice President, Treasurer
       and Chief Financial Officer

                                     ANNEX 1

                    CURRENT NOTEHOLDERS AND PRINCIPAL AMOUNTS

NAME OF CURRENT NOTEHOLDER                                                           OUTSTANDING PRINCIPAL AMOUNT OF
                                                                                         NOTES HELD AT JUNE 30, 2005
----------------------------------------------------------------                     -------------------------------
New York Life Insurance Company                                                                       $23,333,333.33
New York Life Insurance and Annuity Corporation                                                       $13,750,000.00
New York Life Insurance and Annuity Corporation                                                          $416,666.66
    Institutionally Owned Life Insurance Separate Account
State Farm Life Insurance Company                                                                     $31,666,666.67
State Farm Life and Accident Assurance Company                                                         $1,666,666.67
Hare & Co.                                                                                            $12,500,000.00
  (as nominee for General Electric Capital Assurance Company)
Hare & Co.                                                                                             $4,166,666.67
  (as nominee for GE Capital Life Assurance Company of New York)
Cudd & Co.                                                                                             $4,166,666.67
  (as nominee for Employers Reinsurance Corporation)
Hare & Co.                                                                                             $4,166,666.67
  (as nominee for First Colony Life Insurance Company)
Hare & Co.                                                                                             $4,166,666.67
  (as nominee for GE Life and Annuity Assurance Company)
Great-West Life & Annuity Insurance Company                                                           $12,500,000.00
London Life Insurance Company                                                                          $8,333,333.33
Mac & Co.                                                                                              $4,166,666.67
  (as nominee for The Great-West Life Assurance Company)
London Life and Casualty (Barbados) Corporation                                                        $4,166,666.67
Mac & Co. (as nominee for Pacific Life Insurance Company)                                             $20,833,333.33
Jefferson-Pilot Life Insurance Company                                                                 $7,500,000.00
Jefferson Pilot Financial Insurance Company                                                            $5,833,333.33
Jefferson Pilot Life America Insurance Company                                                         $3,333,333.34
Massachusetts Mutual Life Insurance Company                                                           $13,583,333.32
C.M. Life Insurance Company                                                                            $2,666,666.67
Gerlach & Co.                                                                                            $416,666.67
  (as nominee for MassMutual Asia)
Allstate Life Insurance Company                                                                       $10,000,000.00


                                    Annex 1-1

NAME OF CURRENT NOTEHOLDER                                                           OUTSTANDING PRINCIPAL AMOUNT OF
                                                                                         NOTES HELD AT JUNE 30, 2005
----------------------------------------------------------------                     -------------------------------
Allstate Life Insurance Company of New York                                                            $4,166,667.00
American Heritage Life Insurance Company                                                               $2,500,000.00
Nationwide Life Insurance Company                                                                      $7,500,000.00
Nationwide Life and Annuity Insurance Company                                                          $6,250,000.00
Nationwide Mutual Insurance Company                                                                    $2,916,666.67
Transamerica Life Insurance Company                                                                    $9,375,000.00
Transamerica Occidental Life Insurance Company                                                         $3,125,000.00
Hartford Life Insurance Company                                                                        $6,666,666.66
Hartford Underwriters Insurance Company                                                                $3,333,333.33
American United Life Insurance Company                                                                 $6,250,000.00
Pioneer Mutual Life Insurance Company                                                                    $625,000.00
The State Life Insurance Company                                                                         $625,000.00
Ameritas Life Insurance Corp.                                                                          $1,666,666.67
Chimebridge & Company                                                                                    $833,333.33
  (as nominee for Acacia National Life Insurance Company)
Ameritas Variable Life Insurance Company                                                                 $833,333.33



                                    Annex 1-2

                                  SCHEDULE 3.14

                         EXISTING INDEBTEDNESS AND LIENS

                                [TO BE ATTACHED]


                                 Schedule 3.14-1

                                                                      EXHIBIT A

                 AMENDMENTS TO EXISTING NOTE PURCHASE AGREEMENT

1. Section 7.1(a) of the Existing Note Purchase Agreement is hereby amended by deleting the first three lines thereof and replacing them with the following:

                  "(a)     Quarterly Statements - with respect to each quarterly
         fiscal period in each fiscal year of the Company, on the earlier of (x) the date the Company files its Quarterly Report on Form 10-Q with the Securities and Exchange Commission and (y) 40 days after the end of such quarterly fiscal period, beginning with the quarterly fiscal period ending December 31, 2005, duplicate copies of:"

2. Section 7.1(h)(i) of the Existing Note Purchase Agreement is hereby amended by adding "(1)" after the phrase "which sets forth in reasonable detail" in the third line thereof and adding the following to the end of such Section, immediately prior to the semi-colon:

                  ", and (2) a calculation of Consolidated EBITDA for the period of 12 fiscal months of the Company ending on the last day of such fiscal month and for the period beginning on the first day of the then current fiscal year of the Company and ending on the last day of such fiscal month"

3. Section 8.8(a) of the Existing Note Purchase Agreement is hereby amended by deleting the amount "$15,000,000" appearing in the fifth line thereof and replacing it with "$7,500,000".

4. Section 10.10(e) of the Existing Note Purchase Agreement is hereby amended by deleting the amount "$15,000,000" appearing in the fifth line thereof and replacing it with "$7,500,000".

5. Section 10.13 of the Existing Note Purchase Agreement is hereby amended to read in its entirety as follows:

                  "Section 10.13. Bank Credit Facility.

                           (a) The Company will not, at any time, permit the aggregate commitment of the Lenders under its Primary Credit Facility to be less than $75,000,000.

                           (b) The Company will not permit the aggregate commitment of the Lenders under its Primary Credit Facility, or the aggregate principal amount of Indebtedness outstanding thereunder, to be:

                                    (i)      greater than $100,000,000 at any
                           time during the Specified Compliance Period; and

                                    (ii)     greater than $200,000,000 at any
                           other time.


                                   Exhibit A-1

                           (c) The Company and its Subsidiaries will be permitted to (and shall, on or prior to December 21, 2009) refinance the credit facilities provided under the Credit Agreement, but shall do so only in accordance with the terms of the Intercreditor Agreement."

6. Section 12.2 of the Existing Note Purchase Agreement is hereby amended by adding the following proviso immediately prior to the period at the end of such Section:

                  "; provided, however, that the rights of each holder of Notes with respect to any collateral securing the Notes for which a Lien has been granted to the Collateral Agent, and any other rights, powers and remedies under any of the Security Documents, shall be exercised solely in accordance with the terms of the Intercreditor Agreement"

7. The definition of "Initial Projections" appearing in Schedule B to the Existing Note Purchase Agreement is hereby deleted, and each reference to the "Initial Projections" in the Existing Note Purchase Agreement shall be deemed to be a reference to the "Covenant Compliance Projections" (as defined below in Section 10 of this Exhibit A).

8. The definition of "Permitted Senior Secured Debt" appearing in Schedule B to the Existing Note Purchase Agreement is hereby amended and restated to read in its entirety as follows:

                  "Permitted Senior Secured Debt" shall have the meaning ascribed to the term "Secured Obligations" in the Intercreditor Agreement."

9. The definition of "Projected Consolidated EBITDA" appearing in Schedule B to the Existing Note Purchase Agreement is hereby amended by deleting the references to "Required Business Percentage" and "Required Securitization Segments Percentage" and replacing such references with "Remaining Business Percentage" and "Remaining Securitization Segments Percentage", respectively.

10. The definition of "Specified Covenant Reversion Condition" appearing in Schedule B to the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

                  ""Specified Covenant Reversion Condition" means compliance by the Company in all respects with the terms and conditions of this Agreement at all times during the period beginning on (and including) the Second Amendment Effective Date and ending on (and including) December 31, 2006, without giving effect to any non-compliance by the Company with the terms of Section 10.14 of the Agreement prior to the effectiveness of the Third Amendment other than for purposes of determining if the Applicable Rate Reduction Criteria have been met."

11. The following new definitions are hereby added to Schedule B of the Existing Note Purchase Agreement to appear in their appropriate alphabetical places:


                                   Exhibit A-2

                  ""Covenant Compliance Projections" means the projections of Consolidated EBITDA and Consolidated Capital Expenditures delivered to the holders of the Notes pursuant to Section 5(c) of the Third Amendment."

                  ""Third Amendment" means Amendment No. 3 to Note Purchase Agreement dated as of November 4, 2005 by and among the Company and the Required Holders."


                                   Exhibit A-3